Cohen Fund Audit Services, Ltd. 800 Westpoint Pkwy., Ste 1100 Westlake, OH 44145-1524 www.cohenfund.com

440.835.8500 440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for Christopher Weil & Company Core Investment Fund and Christopher Weil & Company Global Dividend Fund, each a series of PFS Funds, we hereby consent to references to our firm included in or made a part of this Post-Effective Amendment to the PFS Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Westlake, Ohio December 20, 2011